Exhibit 32.1

CERTIFICATION PURSUANT TO
EXCHANGE ACT RULE 15d-14(b) AND
18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Eternal Energy Corp. (the ”Company”) on Form 10-QSB for the period ending September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bradley M. Colby, President, Chief Executive Officer, Treasurer, Secretary and Chief Financial Officer of the Company, hereby certify, to the best of my knowledge, pursuant to Exchange Act Rule 15d-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

i. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Eternal Energy Corp. and will be retained by Eternal Energy Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Bradley M. Colby
Bradley M. Colby
President, Chief Executive Officer, Treasurer,
Secretary and Chief Financial Officer
Eternal Energy Corp.
November 17, 2006